Gaming Promoter Loan Contract

Information on the Lender
Company Name:	Galaxy Casino Holdings Limited (“Party A”)
Address:	Galaxy StarWorld Casino
Telephone:	(853) 2838 3838

Information on the Borrower
Company Name:	Seng Heng Gaming Promotion Limited (“Party B”)
Address:	12th Floor, Section T, Guanghui Group Business Center,
181-187 Songyusheng Plaza, Macau
Telephone:	28723425
Business Registration No.:
Promoter Certificate No.:
Account Number:

Information on Directors
Name of Directors:	Lam Man Pou, Vong Hon Kun, LIANG Shuohong

Information on the Guarantor
Name of the Guarantor: Vong Hon Kun (“Guarantor”)
Marital Status:
Address:
Home Telephone:
Date of Birth:
Nationality:
ID Card/Passport No.:

The parties hereto have agreed to the following:

Based on the following terms and conditions, the Borrower applies to the Lender for reserve credit.  The Guarantor agrees to guarantee the Borrower’s debt obligation.

1.	Loan and Loan Withdrawal

1.1
The Lender hereby agrees to provide to the Borrower, during the effective period of this contract, a loan up to HK$ 50,000,000.00 in Hong Kong currency (the “Loan”).  This loan will be released in the form of the casino’s mud chips (i.e., the chips that can only be used by the Borrower and its customers for gaming purposes in the StarWorld Casino).

1.2
The term of this contract starts on the date of execution of this contract and ends on the date indicated in the written termination notification issued by the Lender (“Contract Term”).  This contract can only be terminated at least 30 days after the date of issuance of such termination notification.  Such written termination notification may be delivered in person to the Borrower or sent by registered mail to the Borrower’s address indicated in this contract.

1.3
The Borrower may withdraw the loan (or the remaining balance thereof) at any time during the term of this contract.  The Borrower must submit a Loan Withdrawal Notice (“Withdrawal Notice”) to the Lender at least 7 days prior to the loan withdrawal date.  A Withdrawal Notice must list:

(a)	The amount to withdraw and the corresponding number of casino mud chips;
(b)	Withdrawal date (i.e., the date on which the casino mud chips are issued to the Borrower);
(c)	Repayment date (one month after the withdraw date or other date the Lender agrees to in writing); and
(d)	Other documents requested by the Lender.

The Borrower acknowledges that the casino mud chips issued under this contract can only be used by the Borrower and its customers in StarWorld Casino for gaming purposes.

1.4	The above provision notwithstanding, the Lender may refuse the application for loan withdrawal upon the following:

(a)	There is any amount due and the amount needs to be repaid to the Lender;
(b)	The Lender [sic] and/or its Guarantor commits any breach set forth in Section 5 herein;
(c)	The government of Macau Special Administrative Region demands that the Lender terminate or suspend its gaming credit activities (the lending activities hereunder or other lending activities); or
(d)	The occurrence of other events which, in the Lender’s view, will affect the Borrower’s ability to repay the loan.

2.	Guarantee and Pledge

2.1
The Lender agrees that, on the conditions specified herein, pursuant to which the Lender will provide the loan to the Borrower, the Guarantor unconditionally and irrevocably guarantees all responsibilities and obligations hereunder or under the loan (the “Guarantee”).

2.2	a.
If the Borrower fails to repay all the outstanding loan balance (or, upon the Lender’s written consent, part of the outstanding loan balance) on the repayment date listed on the Withdrawal Notice or on any other date to which the Lender has agreed in accordance with this contract, the Guarantor must immediately repay the outstanding loan balance hereunder at the Lender’s request.  If the Guarantor fails to repay the aforementioned outstanding balance within 24 hours upon receiving the Lender’s request, the Guarantor must pay an additional penalty interest at the monthly rate of 1.5%; and

b.	The Lender may exercise this Guarantee before seeking recovery from the Borrower or resorting to other pledge or mortgage.

2.3
The Guarantor hereby acknowledges and agrees to execute any document and/or take any action to ensure the validity of this Guarantee; in addition, the Guarantor acknowledges that other assets (including cash and check) need to be provided, at the Lender’s request, as collateral for the loan.

2.4
If the Guarantor is more than one individual, each guarantor will bear joint and several responsibilities for this contract and the agreement, promise, representations and warranties made by Guarantor herein.

3.	Preconditions

3.1
The Borrower acknowledges that, during the term of this contract, the three-month average revenue in StarWorld Casino must reach HK$ ___________ (“Minimum Revenue”).  If in a certain month the average revenue for the previous three months (including that month) fails to reach the minimum revenue, the loan amount specified in Section 1.1 above will be reduced pro rata at the Lender’s discretion.

3.2	The Lender will provide the loan after the Borrower submits the following documents:
(i)	The Letter of Guarantee signed by the Guarantor and other documents set forth in Section 2.3 above (in any);

(ii)
The named personal check provided by the Borrower as collateral.  The payee of this check must be the Lender, the amount to be paid must be equal to the amount of loan to be withdrawn, and payment date must be the date on which the check is signed.  The Lender shall have the right to demand the Borrower to provide credit certification at the bank.  The Borrower must update on the monthly basis the Guarantor’s named check.

3.3	The contents of the aforementioned documents must be acceptable to the Lender.

4.	Repayment

4.1
If the Borrower fails to apply to renew the loan or repays only part of the loan, or if Borrower’s application is not approved, the Borrower must repay the loan on the date indicated in the corresponding “Withdrawal Notice.”

4.2	If the Borrower applies to renew the loan or part thereof, the Borrower must resubmit a “Withdrawal Notice” one week prior to the date indicated in the corresponding “Withdrawal Notice.”

4.3
If the Lender reduces the loan amount due to the Borrower’s failure to reach the Minimum Revenue specified in Section 3.1, the Borrower must immediately repay the Lender that amount by which the loan is reduced.

4.4
If this contract is terminated pursuant to Section 1.2, the Borrower must repay the outstanding loan balance (including interest, if applicable) on the termination date at the latest, and the Lender shall have the right to pursue the Borrower for losses and damages incurred before the termination date.

4.5
Other provisions herein notwithstanding, upon the occurrence of any of the events of breach listed in Section 5 below, this loan contract shall be automatically terminated and the Lender shall have the right to:

(a)	Demand immediate repayment (including interest, if applicable);
(b)	Cancel the remaining loan amount not yet withdrawn by the Borrower; and
(c)	Exercise the rights under the Guarantee.

5.	Events of Breach

Events of breach include:
(i)	Failure to repay on time: The Borrower or the Guarantor fails to repay any outstanding amount in accordance with this contract;

(ii)
Inability to repay: The Borrower or the Guarantor will be or has already been declared insolvent; or any court judgment or adopted resolution causes the Borrower or the Guarantor to be dissolved, ceased or bankrupt;

(iii)
Circumstance changes: The business, assets, financial or other situation of the Borrower and/or the Guarantor experience changes, which lead the Lender to reasonably believe that such changes will affect the ability of the Borrower and/or the Guarantor to fulfill their obligations hereunder;

(iv)	Termination of the promotion business: The Borrower’s promotion business is terminated for any reason;

(v)	Gaming promoter’s certificate: The Borrower’s gaming promotion certificate is suspended, fails to be renewed or is terminated; or the Borrower violates any provisions of 6/202 Statute.

(vi)
Pledge: The Borrower or the Guarantor fails to provide sufficient collateral as pledge as requested by the Lender from time to time, including the Borrower’s failure to provide or update the Guarantor’s check in accordance with Section 3.2(ii) above;

(vii)
Illegality: The impossibility for the Lender or the Borrower or the Guarantor (if applicable) to carry our the responsibilities hereunder or perform such responsibilities will be considered illegal.  Such circumstances include the demand from the government of Macau Special Administrative Region that the Lender terminate or suspend its gaming credit activities (the credit activities hereunder or other credit activities) or establish conditions for its credit activities; or

(viii)	Other breach: The Borrower or the Guarantor breaches any contract with the Lender and its affiliates.

The Borrower and the Guarantor hereby severally and jointly promise to be responsible for any loss resulting from the events of breach above.

6.	Failure to Repay on Time

6.1
If any amount under this contract is not repaid in accordance with the provisions herein, the Borrower must pay a monthly interest at the rate of 1.5%; such interest is calculated from the repayment date specified in accordance with this contract until the repayment date.  In addition to this penalty rate, the Borrower must compensate the Lender for any loss or expenses resulting from such repayment delay.

6.2
If the Borrower and/or the Guarantor must repay any loan amount on a certain date pursuant to this contract, the Lender may, on the ground of its repayment obligation, deduct any outstanding amount, including:

(a)	The balance in the Borrower/the Guarantor’s account established with any casinos under the management of Galaxy Entertainment Group;
(b)	Cash held in any form by the Lender (and/or its affiliates), including but not limited to compensation due to the Borrower/the Guarantor and the Borrower/the Guarantor’s deposit; and
(c)	The redeemable casino chips held by the Borrower/the Guarantor.

6.3
The Borrower and the Guarantor hereby authorize the Lender to execute all necessary documents and take all necessary actions in the name of the Borrower or the Guarantor in order to exercise its rights under Section 5, this Guarantee and the loan contract, and the Borrower shall pay all the relevant expenses.

7.	The Borrower’s and the Guarantor’s Information

7.1
The Borrower and the Guarantor separately warrant and represent that all the information provided or to be provided in connection with the loan will be true and accurate during the effective term of this contract.

7.2
The existence of applicable confidentiality provisions notwithstanding, the Borrower and the Guarantor hereby authorize the Lender to disclose its information (including but not limited to documents provided in connection with this loan) to the Lender’s directors, staff, employees, agents or professional advisor or any third party for the following purposes:

(i)	Perform the Lender’s obligations hereunder and/or exercise the Lender’s rights;
(ii)	Perform reputation checks and verify information;
(iii)	Respond to credit check requests from other institutions/persons;
(iv)	Use for administrative or promotion purposes internally.

8.	Applicable Law

8.1	This loan contract is governed by the laws in Macau Special Administrative Region.

8.2	The Macau courts shall have non-exclusive jurisdiction with respect to all disputes and litigation arising from this contract. The Borrower may also file suits at a court in other regions.

The Lender

/s/ Galaxy Casino Holdings Limited
Signature	Date

Name:
Title:

The Borrower

/s/ Lam Wen Pao	February 9, 2010
Signature	Date

Name: Lam Wen Pao
Title: Director

The Guarantor

/s/ Vong Hon Kun	February 9, 2010
Signature	Date

Name: Vong Hon Kun
Title: